SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Hooper Holmes, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Hooper Holmes, Inc. (the “Company”) has engaged the firm of Morrow & Co. to assist in distributing and soliciting proxies in connection with the Company’s 2009 Annual Meeting for a fee of $75,000, plus expenses. In addition to this proxy solicitor fee, the Company expects to incur costs of approximately $85,000 in legal fees and printing and mailing expense of additional proxy materials as a result of the contested election of directors.  To date, the Company estimates it has incurred approximately $15,000 in legal fees and printing and mailing expenses as a result of the contested election of directors.  The Company’s fee estimates exclude the fees and costs normally expended for a solicitation for an election of directors in absence of a contest.

Brokers do not have discretionary voting authority to vote shares on behalf of their beneficial owners in the election of directors in light of the definitive proxy statement contesting the election of Roy Lowrance and Leslie Hudson that has been filed.  If you would like to instruct your broker on how to vote the shares you beneficially own, instructions must be provided to your broker no later than 11:59 p.m. (EDT) on May 18, 2009.

Additional Information and Where to Find It

This statement may be deemed to be solicitation material in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders.   Hooper Holmes has filed a definitive proxy statement with the SEC on April 6, 2009.  INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and securityholders may obtain the proxy statement and other relevant documents free of charge at the SEC’s Web site, www.sec.gov or from Morrow & Co. at 800.662.5200.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders.  Collectively, the directors and executive officers of Hooper Holmes own approximately 4.4% of Hooper Holmes’s outstanding common stock.  Additional information regarding the interests of Hooper Holmes’s directors and executive officers in the proxy contest is included in Hooper Holmes’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 4, 2009.

Forward Looking Statements

Certain statements herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “will,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” “prospects,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements include statements regarding the costs incurred by Hooper Holmes, Inc.’s in connection with the proxy contest. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements.